Exhibit 99.1

MSG NETWORKS INC. REPORTS

FOURTH QUARTER AND FISCAL 2017 RESULTS

Fiscal 2017 fourth quarter revenues of $162.9 million

Fiscal 2017 fourth quarter operating income of $75.9 million

Fiscal 2017 fourth quarter adjusted operating income of $81.0 million

NEW YORK, N.Y., August 16, 2017 - MSG Networks Inc. (NYSE: MSGN) today reported financial results for the fourth quarter and fiscal year ended June 30, 2017.

For fiscal 2017, MSG Networks Inc. generated revenues of $675.4 million, an increase of 3% as compared with the prior year. In addition, the Company generated operating income of $313.3 million, adjusted operating income of $333.5 million and income from continuing operations of $167.5 million.(1)

For the fiscal 2017 fourth quarter, MSG Networks Inc. generated revenues of $162.9 million, an increase of 1% as compared with the prior year quarter. In addition, the Company generated operating income of $75.9 million, adjusted operating income of $81.0 million and income from continuing operations of $39.7 million.

President and CEO Andrea Greenberg said, “Fiscal 2017 represented a year of notable achievement for our Company as we made meaningful progress against our key financial, operational and strategic objectives. We delivered robust revenue and AOI results for the full fiscal year, reflecting the unique value we provide through our exclusive live sports programming. In addition, we utilized the strength of our content to drive new opportunities in digital distribution - both expanding the footprint of MSG GO, our live streaming and on-demand platform, and recently completing an agreement with a major OTT operator for the distribution of our networks. As we look ahead, we remain confident in our ability to continue delivering compelling programming for the benefit of our affiliates, advertisers and viewers, and in creating long-term value for our shareholders.”

Fiscal Year 2017 Fourth Quarter Results
(In thousands, except per share data)	Three Months Ended June 30,
2017
Revenues	$162,881
Operating income	75,904
Adjusted operating income	80,959
Income from continuing operations	39,691
Diluted EPS from continuing operations	$0.52

1. The Company formerly referred to adjusted operating income as adjusted operating cash flow. The components of adjusted operating income are identical to the components of adjusted operating cash flow. See page 3 of this earnings release for the definition of adjusted operating income included in the discussion of non-GAAP financial measures.

Summary of Reported Fiscal 2017 Fourth Quarter Results from Continuing Operations

Fiscal 2017 fourth quarter total revenues of $162.9 million increased 1%, or $2.4 million, as compared with the prior year period. Affiliation fee revenue increased $2.9 million, primarily due to higher affiliation rates, partially offset by the impact of a low single-digit percentage decrease in subscribers versus the prior year period and the unfavorable impact of a $1.1 million affiliate adjustment recorded in the current year period. Advertising revenue decreased $0.7 million, as compared with the prior year period, due to fewer live regular season professional sports telecasts, partially offset by other net advertising increases. Other revenues increased $0.2 million as compared with the prior year period. Excluding the impact of the $1.1 million affiliate adjustment recorded in the current year quarter, fiscal 2017 fourth quarter affiliation fee revenue increased $3.9 million and total company revenues increased $3.4 million, or 2%, both as compared with the prior year period.

Direct operating expenses of $65.1 million increased 3%, or $2.0 million, as compared with the prior year period. The increase was primarily due to higher rights fees expense, partially offset by other programming-related cost decreases.

Selling, general and administrative expenses of $19.4 million increased 2%, or $0.4 million, as compared with the prior year period, primarily due to higher employee compensation and related benefits, partially offset by lower professional fees and other net decreases.

Operating income of $75.9 million increased 2% or $1.6 million, as compared with the prior year period, primarily due to the increase in revenues and lower depreciation and amortization expense, partially offset by higher direct operating expenses and selling, general and administrative expenses (including share-based compensation expense).

Adjusted operating income of $81.0 million increased 1%, or $1.1 million, as compared with the prior year period, primarily due to higher revenues and, to a lesser extent, lower selling, general and administrative expenses (excluding share-based compensation expense), partially offset by higher direct operating expenses.

Excluding the impact of the affiliate adjustment of $1.1 million recorded in the current year quarter, fiscal 2017 fourth quarter operating income would have been $77.0 million, an increase of 4% or $2.6 million, and adjusted operating income would have been $82.0 million, an increase of $2.2 million or 3%, both as compared with the prior year quarter.

About MSG Networks Inc.

An industry leader in sports production, and content development and distribution, MSG Networks Inc. owns and operates two award-winning regional sports and entertainment networks, MSG Network (MSG) and MSG+, and a live streaming and video on demand platform, MSG GO. The networks are home to 10 professional sports teams, delivering live games of the New York Knicks; New York Rangers; New York Islanders; New Jersey Devils; Buffalo Sabres; New York Liberty; New York Red Bulls and the Westchester Knicks, as well as coverage of the New York Giants and Buffalo Bills. Each year, MSG and MSG+ collectively telecast approximately 500 live professional games, along with a comprehensive lineup of other sporting events, including college football and basketball, and critically-acclaimed original programming. The gold standard for regional broadcasting, MSG Networks has won 162 New York Emmy Awards over the past ten years.

Non-GAAP Financial Measures

We define adjusted operating income, which is a non-GAAP financial measure, as operating income before 1) depreciation, amortization and impairments of property and equipment and intangible assets, 2) share-based compensation expense or benefit, 3) restructuring charges or credits and 4) gains or losses on sales or dispositions of businesses. Because it is based upon operating income, adjusted operating income also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the Company without regard to the settlement of an obligation that is not expected to be made in cash.

The Company formerly referred to adjusted operating income as adjusted operating cash flow. The components of adjusted operating income are identical to the components of adjusted operating cash flow.

We believe adjusted operating income is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income measures as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income should be viewed as a supplement to and not a substitute for operating income, net income, cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income to adjusted operating income, please see page 6 of this release.

The Company defines Free Cash Flow (“Free Cash Flow”), which is a non-GAAP financial measure, as net cash provided by operating activities from continuing operations less capital expenditures, both of which are reported in our Consolidated Statement of Cash Flows. Net cash provided by operating activities from continuing operations excludes net cash provided by operating activities of discontinued operations. The Company believes the most comparable GAAP financial measure is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall ability to generate liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is generated for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors for comparison of the Company’s generation of liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of Free Cash Flow to net cash provided by operating activities from continuing operations, please see page 8 of this release.

Forward Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industry in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns Communications (212) 465-6442	Ari Danes, CFA Investor Relations (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at www.msgnetworks.com

Conference call dial-in number is 877-883-0832 / Conference ID Number 57277682

Conference call replay number is 855-859-2056 / Conference ID Number 57277682 until August 23, 2017

MSG NETWORKS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Revenues	$162,881	$160,524	$675,352	$658,198
Direct operating expenses	65,054	63,046	271,751	268,024
Selling, general and administrative expenses	19,361	18,939	80,041	102,005
Depreciation and amortization	2,562	4,211	10,296	14,583

Operating income	75,904	74,328	313,264	273,586
Other income (expense):
Interest income	765	597	2,782	2,368
Interest expense	(10,675)	(9,623)	(40,108)	(31,683)
Miscellaneous expense	—	(2)	—	(2)

Interest expense, net	(9,910)	(9,028)	(37,326)	(29,317)

Income from continuing operations before income taxes	65,994	65,300	275,938	244,269
Income tax expense	(26,303)	(22,093)	(108,476)	(80,971)

Income from continuing operations	39,691	43,207	167,462	163,298
Income (loss) from discontinued operations, net of taxes	—	5,530	(120)	(155,664)

Net income	$39,691	$48,737	$167,342	$7,634

Earnings (loss) per share:
Basic
Income from continuing operations	$0.53	$0.58	$2.23	$2.17
Income (loss) from discontinued operations	—	0.07	—	(2.07)
Net income	0.53	0.65	2.22	0.10
Diluted
Income from continuing operations	$0.52	$0.57	$2.22	$2.16
Income (loss) from discontinued operations	—	0.07	—	(2.06)
Net income	0.52	0.65	2.21	0.10

Weighted-average number of common shares outstanding:
Basic	75,269	75,087	75,213	75,152
Diluted	75,728	75,475	75,560	75,527

Note: For the twelve months ended June 30, 2016, the reported financial results of MSG Networks Inc. reflect the fiscal 2016 first quarter results of the sports and entertainment businesses of The Madison Square Garden Company as discontinued operations. In addition, results from continuing operations for the first quarter of fiscal 2016 include certain corporate overhead expenses that MSG Networks Inc. did not incur during the twelve months ending June 30, 2017 and does not expect to incur in future periods, but which did not meet the criteria for inclusion in discontinued operations.

MSG NETWORKS INC.

ADJUSTMENTS TO RECONCILE OPERATING INCOME

TO ADJUSTED OPERATING INCOME

(In thousands)

The following is a description of the adjustments to operating income in arriving at adjusted operating income as described in this earnings release:

•

Share-based compensation expense. This adjustment eliminates the compensation expense relating to restricted stock units and stock options granted under our employee stock plan and non-employee director stock plan in all periods.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment and intangible assets in all periods.

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2017	2016	2017	2016
Operating income	$75,904	$74,328	$313,264	$273,586
Share-based compensation expense	2,493	1,290	9,931	9,266
Depreciation and amortization	2,562	4,211	10,296	14,583

Adjusted operating income	$80,959	$79,829	$333,491	$297,435

MSG NETWORKS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2017	June 30, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$141,087	$119,568
Accounts receivable, net	105,030	101,427
Net related party receivable	17,153	15,492
Prepaid income taxes	14,322	28,384
Prepaid expenses	6,468	13,188
Other current assets	2,343	3,053

Total current assets	286,403	281,112
Property and equipment, net	11,828	14,154
Amortizable intangible assets, net	40,663	44,123
Goodwill	424,508	424,508
Other assets	41,642	42,645

Total assets	$805,044	$806,542

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities:
Accounts payable	$1,241	$2,043
Net related party payable	2,963	4,302
Current portion of long-term debt	72,414	64,914
Income taxes payable	11,483	8,662
Accrued liabilities:
Employee related costs	14,238	10,340
Other accrued liabilities	10,050	15,991
Deferred revenue	5,071	6,143

Total current liabilities	117,460	112,395
Long-term debt, net of current portion	1,240,431	1,412,845
Defined benefit and other postretirement obligations	29,979	31,827
Other employee related costs	3,930	5,550
Related party payable	—	1,710
Other liabilities	5,597	5,612
Deferred tax liability	351,854	356,561

Total liabilities	1,749,251	1,926,500

Commitments and contingencies
Stockholders’ Deficiency:
Class A Common Stock, par value $0.01, 360,000 shares authorized; 61,497 and 61,354 shares outstanding as of June 30, 2017 and 2016, respectively	643	643
Class B Common Stock, par value $0.01, 90,000 shares authorized; 13,589 shares outstanding as of June 30, 2017 and 2016	136	136
Preferred stock, par value $0.01, 45,000 shares authorized; none outstanding	—	—
Additional paid-in capital	6,909	—
Treasury stock, at cost, 2,762 and 2,905 shares as of June 30, 2017 and 2016, respectively	(198,800)	(207,796)
Accumulated deficit	(746,539)	(905,352)
Accumulated other comprehensive loss	(6,556)	(7,589)

Total stockholders’ deficiency	(944,207)	(1,119,958)

Total liabilities and stockholders’ deficiency	$805,044	$806,542

MSG NETWORKS INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in thousands)

(Unaudited)

Summary Data from the Statements of Cash Flows

	Twelve Months Ended June 30,
	2017	2016
Net cash provided by operating activities from continuing operations	$197,158	$181,848
Net cash used in investing activities from continuing operations	(4,894)	(3,323)
Net cash used in financing activities from continuing operations	(169,769)	(93,541)

Net cash provided by continuing operations	22,495	84,984

Net cash used in discontinued operations	(976)	(184,101)

Cash and cash equivalents at beginning of period	119,568	218,685

Cash and cash equivalents at end of period	$141,087	$119,568

Free Cash Flow

	Twelve Months Ended June 30,
	2017	2016
Net cash provided by operating activities from continuing operations	$197,158	$181,848
Less: Capital expenditures	(4,894)	(3,323)

Free cash flow	$192,264	$178,525

Capitalization

June 30, 2017

Cash and cash equivalents	$141,087
Credit facility debt(a)	1,321,250

Net debt	$1,180,163

Reconciliation of operating income to AOI for trailing twelve-month period(b)
Operating Income	$313,264
Share based compensation expense	9,931
Depreciation and amortization	10,296

Adjusted operating income	$333,491

Leverage ratio(c)	3.5x

(a)Represents aggregate principal amount of the debt outstanding.

(b)Represents results for twelve month trailing period ending June 30, 2017.

(c)Represents net debt divided by annualized adjusted operating income, which differs from the covenant calculation contained in the Company’s credit facility.